For period ended 06-30-15
Registrant Name: American Beacon Select Funds
File Number: 811-09603

Item 77.C   Submission of matters to a vote of security holders.

A special meeting of shareholders of each of the portfolios of the American Beacon Select Funds (the "Trust") was held on April 7, 2015. The shareholders of the Money Market Select and U.S. Government Money Market
Select Funds (the "Funds") approved a new investment management agreement between American Beacon Advisors, Inc. and the Funds. Approval of this proposal required a majority of the outstanding voting securities of each Fund. The following are the results of the shareholder votes for this proposal:

Fund                                    For                Against          Abstain          Non-Voting
Money Market Select                  573,607,899.06               0               0            24,466.00

U.S. Government Money Market Select  265,420,762.99               0               0         3,650,255.00


The shareholders of the Trust also approved the re-election of nine of the current Trustees to the Board of the Trust and the election of two additional Trustees to the Board. Approval of this proposal required a plurality vote of the Trust's shares. The following are the results of the election of each
Trustee:


Alan D. Feld
Affirmative           842,703,383.05
Withhold                        0.00

W. Humphrey Bogart
Affirmative           842,703,383.05
Withhold                        0.00

Brenda A. Cline
Affirmative           842,703,383.05
Withhold                        0.00

Richard A. Massman
Affirmative           842,703,383.05
Withhold                        0.00

R. Gerald Turner
Affirmative           842,703,383.05
Withhold                        0.00

Thomas M. Dunning
Affirmative           842,703,383.05
Withhold                        0.00

Eugene J. Duffy
Affirmative           842,703,383.05
Withhold                        0.00

Barbara J. McKenna
Affirmative           842,703,383.05
Withhold                        0.00

Gerard J. Arpey
Affirmative           842,703,383.05
Withhold                        0.00

Gilbert G. Alvarado
Affirmative           842,703,383.05
Withhold                        0.00

Joseph B. Armes
Affirmative           842,703,383.05
Withhold                        0.00
